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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated January 31, 1997, accompanying the 1996 consolidated financial statements of FLAG Financial Corporation and its Subsidiaries incorporated by reference in the Form S-4 Registration Statement and Prospectus. We consent to the use of the aforementioned report in this Form S-4 Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."

                                        /s/ ROBINSON, GRIMES AND COMPANY, P.C.

Columbus, Georgia
January 9, 1998